Exhibit 10.2

Amendment to Revolving Credit Note
This Amendment to Note (“Amendment”), made, delivered, and effective as of October 31, 2010, by and between ARCADIA SERVICES, INC., a Michigan corporation, ARCADIA HEALTH SERVICES, INC., a Michigan corporation, GRAYROSE, INC., a Michigan corporation, ARCADIA HEALTH SERVICES OF MICHIGAN, INC., a Michigan corporation and ARCADIA EMPLOYEE SERVICES, INC., a Michigan corporation (individually each a “Borrower” and collectively, the “Borrowers”) and COMERICA BANK (“Bank”).
WHEREAS, Borrowers and Bank are parties to that certain Revolving Credit Note in the original principal amount of Fourteen Million Dollars ($14,000,000.00) dated July 13, 2009 (“Note”); and
WHEREAS, Bank and Borrowers desire to amend the Note as set forth below;
NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Amendment, Borrowers and Bank agree as follows:
1.	The reference to “Fourteen Dollars” in the first paragraph of the Note is hereby amended to read “Fourteen Million Dollars”.

2.	The Maturity Date of the Note is now April 1, 2012.

3.	The face amount of the Note is hereby decreased to Eleven Million Dollars ($11,000,000.00).

4.
Borrowers are responsible for all costs incurred by Bank, including without limit reasonable attorney fees, with regard to the preparation and execution of this Amendment and any document executed in favor of Bank, and/or delivered to Bank, by Companies in connection with this Amendment.

5.	The execution of this Amendment shall not be deemed to be a waiver of any Default or Event of Default.

6.	All the terms used in this Amendment which are defined in the Note shall have the same meaning as used in the Note, unless otherwise defined in this Amendment.

7.
Each Borrower waives, discharges, and forever releases Bank, Bank’s employees, officers, directors, attorneys, stockholders, and their successors and assigns, from and of any and all claims, causes of action, allegations or assertions that such Borrower has or may have had at any time up through and including the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to such Borrower or whether any such claims, causes of action, allegations or assertions arose as result of Bank’s actions or omissions in connection with the Note, or any amendments, extensions or modifications thereto, or Bank’s administration of the debt evidenced by the Note or otherwise.

8.	This Amendment is not an agreement to any further or other amendment of the Note.

9.	Each Borrower expressly acknowledges and agrees that except as expressly amended in this Amendment, the Note, as amended, remains in full force and effect and is ratified, confirmed and restated.
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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date set forth above.

ARCADIA SERVICES, INC.		COMERICA BANK

By: Its:	/s/ Matthew Middendorf Treasurer	By: Its:	/s/ Jeffrey S. Pitts Vice President

ARCADIA HEALTH SERVICES OF MICHIGAN, INC.

By: Its:	/s/ Matthew Middendorf Treasurer

ARCADIA EMPLOYEE SERVICES INC.

By: Its:	/s/ Matthew Middendorf Treasurer

GRAYROSE INC.

By: Its:	/s/ Matthew Middendorf Treasurer

ARCADIA HEALTH SERVICES INC.

By: Its:	/s/ Matthew Middendorf Treasurer

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